Exhibit 10.6

LEAP THERAPEUTICS, INC.

2016 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT AGREEMENT

This RESTRICTED STOCK UNIT GRANT AGREEMENT (the “Agreement”), dated as of November 11, 2025 (the “Date of Grant”), is delivered by Leap Therapeutics, Inc. (the “Company”) to __________ (the “Participant”).

RECITALS

The Leap Therapeutics, Inc. 2016 Equity Incentive Plan, as amended and in effect on the date hereof (the “Plan”), provides for the grant of Restricted Stock Units (as defined in the Plan) in accordance with the terms and conditions of the Plan. The Committee (as defined in the Plan) has decided to make this grant of Restricted Stock Units as an inducement for the Participant to promote the best interests of the Company and its stockholders. This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.

1.             Grant of Restricted Stock Units. Subject to the terms, conditions and restrictions set forth in this Agreement and in the Plan, the Company hereby grants the Participant ________ Restricted Stock Units (the “Stock Units”). Each Stock Unit represents the right of the Participant to receive a share of common stock of the Company (“Stock”), if and when the specified conditions are met in Section 3 below, and on the applicable settlement date set forth in Section 5 below.

2.             No Rights Prior to Settlement. Stock Units represent hypothetical shares of Stock, and not actual shares of Stock. No shares of Stock shall be issued to the Participant at the time the grant of the Stock Units is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any Stock Units. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this award.

3.             Vesting.

(a)             As of the date of this Agreement, all of the Stock Units shall be unvested and subject to a Risk of Forfeiture pursuant to Section 4 below.

(b)             Subject to the terms of this Section 3, the Stock Units shall vest in accordance with the following vesting schedule: (i) 12/36ths of the Stock Units will vest on October 8, 2026 and (ii) 1/36ths of the Stock Units will vest on the eighth (8th) day of each month thereafter, provided that the Participant continues to be employed by, or provide service as a consultant, director or advisor of or to, the Company or one of its Affiliates from the Date of Grant until the Stock Units vest in accordance with the provisions of this Section 3. For purposes of this Agreement, the term “Vesting Date” shall mean a date on which any or all of the Stock Units vest in accordance with the provisions of this Section 3.

(c)             The vesting of the Stock Units shall be cumulative, but shall not exceed 100% of the Stock Units. If the foregoing schedule would produce fractional Stock Units, the number of Stock Units that vest shall be rounded down to the nearest whole Stock Unit and the fractional Stock Units will be accumulated so that the resulting whole Stock Units will be included in the number of Stock Units that become vested on the last Vesting Date.

(d)             In the event of a Change of Control or a Transaction before all of the Stock Units vest in accordance with Section 3(a) above, the applicable provisions of the Plan shall apply to the Stock Units, and the Committee may take such actions as it deems appropriate pursuant to the provisions of the Plan.

(e)             In the event that (i) Participant’s employment with the Company or any of its Affiliates is terminated at any time by the Company or any of its Affiliates for any reason other than Cause (as defined in Section 3(g) below) or is terminated at any time by Participant for Good Reason (as defined in Section 3(h) below) and (ii) immediately after any such termination of employment, Participant does not have a service provider relationship of any kind (including, without limitation, as an officer, director, employee, consultant or advisor) with any of the Company and its Affiliates, then, effective immediately prior to any such termination of employment, any and all Stock Units that are then unvested and subject to Risk of Forfeiture pursuant to Section 4 below shall automatically become fully vested and free from Risk of Forfeiture pursuant to Section 4 below. For clarity, and notwithstanding the foregoing provisions of this Section 3(e), this Section 3(e) shall not be applicable to any termination of Participant’s employment with the Company or any of its Affiliates as a result of Participant’s death or disability.

(f)             Those Stock Units that vest pursuant to this Section 3 or pursuant to any action taken by the Committee pursuant to the Plan shall become free from the Risk of Forfeiture pursuant to Section 4 below.

(g)             For purposes of this Agreement, the term “Cause” shall mean the occurrence of any of the following: (i) a conviction of Participant, or a plea of nolo contendere, to a felony (other than a felony related to the operation of a motor vehicle); or (ii) willful misconduct or gross negligence by Participant resulting, in either case, in material harm to the Company or any of its Affiliates; or (iii) a willful failure by Participant to carry out the reasonable and lawful directions of the Board and failure by Participant to remedy such willful failure within thirty (30) days after receipt of written notice of same from the Board; or (iv) fraud, embezzlement, theft or dishonesty of a material nature by Participant, or a willful material violation by Participant of a written policy or procedure of the Company or any of its Affiliates, resulting, in any case, in material harm to the Company or any of its Affiliates; or (v) a material breach by Participant of any agreement between Participant and the Company or any of its Affiliates, and failure by Participant to remedy the material breach within thirty (30) days after receipt of written notice of such material breach.

(h)             For purposes of this Agreement, the term “Good Reason” shall mean the occurrence of any of the following: (i) the occurrence of any of the following: (i) a material diminution in Participant’s base salary; or (ii) the Company’s or any Affiliate of the Company requiring Participant to be based at any office or location outside of fifty (50) miles from Cambridge, Massachusetts, except for travel reasonably required in the performance of Participant’s responsibilities; or (iii) a material breach by the Company or any Affiliate of the Company of any agreement between Participant and the Company or any Affiliate of the Company, and failure by the Company or any Affiliate of the Company to remedy such material breach within thirty (30) days after receipt of written notice of such material breach. For purposes of this Agreement, Good Reason shall not be deemed to exist unless Participant’s termination of employment for Good Reason occurs within one hundred eighty days following the initial existence of one of the conditions specified in clauses (i) through (iii) above, Participant provides the Company with written notice of the existence of such condition within ninety (90) days after the initial existence of the condition, and the Company or any Affiliate of the Company fails to remedy the condition within thirty (30) days after the Company’s receipt of such notice from Participant.

4.             Termination of Stock Units. Subject to the provisions of Section 3(e) above, if the Participant ceases to be a service provider to the Company and its Affiliates in all capacities as an employee, consultant, director and/or advisor of the Company and its Affiliates for any reason before all of the Stock Units vest, any unvested Stock Units shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of such employment or service. No settlement or payment shall be made with respect to any unvested Stock Units that terminate as described in this Section 4.

5.             Settlement of Stock Units and Tax Withholding.

(a)             If a Stock Unit vests in accordance with the provisions of Section 3 above, then, subject to the provisions of this Section 5(a) and Sections 5(b), 5(c) and 12 below, the Company shall issue to the Participant one share of Stock for such vested Stock Unit, subject to applicable tax withholding obligations, on the earliest to occur of (1) the first payroll period on or after the date the Participant’s employment with or service to the Company ceases, (2) the first payroll period on or after the eighth (8th) day of the calendar month of June following any such Vesting Date applicable to such vested Stock Unit or (3) the first payroll period on or after the eighth (8th) day of the month of December following any such Vesting Date applicable to such vested Stock Unit; provided, however, that the Company shall not be required to issue to Participant any share of Stock pursuant to the foregoing provisions of this Section 5(a) with respect to any vested Stock Unit (or otherwise settle any such vested Stock Unit in shares of Stock) on any date that the Committee, in its sole discretion, determines Participant is subject to any limitation or restriction (including, without limitation, (1) any limitation or restriction under the Company’s insider trading policy as then in effect and (2) any limitation or restriction imposed by securities laws or other laws such as Rule 144 promulgated under the Securities Act of 1933, as amended, and Section 16(b) of the Securities Exchange Act of 1934, as amended) that does not permit Participant to offer to sell or sell on the public market on such date all of the shares of Stock that otherwise would be issued to Participant on such date pursuant to this Section 5(a) in settlement of such vested Stock Unit. Notwithstanding anything express or implied in the foregoing provisions of this Section 5(a) to the contrary, in no event shall settlement of a vested Stock Unit occur later than the fifteenth day of the third calendar month following the calendar year in which the Vesting Date applicable to such vested Stock Unit occurs, and in no event shall Participant be permitted, directly or indirectly, to designate the calendar year of payment.

(b)             All obligations of the Company under this Agreement shall be subject to the right of the Company as set forth in the Plan to require the Participant to remit to the Company an amount sufficient to satisfy statutory minimum federal, state, local, foreign or other withholding tax requirements if, when, and to the extent required by law prior to the issuance of shares of Stock. The obligations of the Company under this Agreement shall be conditional on satisfaction of all such statutory minimum withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant or to utilize any other withholding method prescribed by the Committee from time to time. However, the Participant may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable statutory minimum withholding requirement, in whole or in part, by having the Company withhold shares of Stock to satisfy the Participant's tax obligations. Any such election shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate. If shares of Stock are withheld to satisfy an applicable withholding requirement, the shares of Stock withheld shall have a Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction unless the Committee determines otherwise.

(c)             The obligation of the Company to deliver Stock shall also be subject to the condition that if at any time the Board shall determine in its discretion that the listing, registration or qualification of any shares of Stock on any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of such shares, such shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The issuance of shares of Stock, if any, to the Participant pursuant to this Agreement is subject to any applicable taxes and other laws or regulations of the United States or of any state, municipality or other country having jurisdiction thereof.

6.             No Stockholder Rights. Neither the Participant, nor any person entitled to receive Stock Units in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Stock, including voting or dividend rights, until such shares of Stock have been issued upon settlement of Stock Units. The Participant acknowledges that no election under Section 83(b) of the Code is available with respect to Stock Units.

7.             Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and settlement of the Stock Units are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Stock Units pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8.             No Employment or Other Rights. The grant of the Stock Units shall not confer upon the Participant any right to be retained by or in the employ or service of the Company or any Affiliate and shall not interfere in any way with the right of the Company or any Affiliate to terminate the Participant’s employment or service at any time. The right of the Company and any Affiliate to terminate at will the Participant’s employment or service at any time for any reason is specifically reserved.

9.             Assignment and Transfers. The Stock Units are not transferable, and shall not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of the Participant's rights in the Stock Units may be exercised during the life of the Participant only by the Participant or the Participant's legal representative. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to its Affiliates. This Agreement may be assigned by the Company without the Participant’s consent.

10.           Governing Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the conflicts of laws provisions thereof.

11.           Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of its Chief Financial Officer at the Company's principal place of business, and any notice to the Participant shall be addressed to such Participant at his or her residence address last filed with the Company. Any notice shall be delivered in accordance with Section 17 of the Plan.

12.           Application of Section 409A of the Code. This Agreement is intended to be exempt from or otherwise comply with the provisions of Section 409A of the Code. Notwithstanding the foregoing, if any Stock Units constitute “deferred compensation” under Section 409A of the Code and such Stock Units become vested upon the Participant’s termination of employment, settlement of such vested Stock Units shall be delayed for a period of six months after the Participant’s termination of employment if the Participant is a “specified employee” as defined under Section 409A of the Code and if required pursuant to Section 409A of the Code. If settlement of any Stock Units is delayed in accordance with the foregoing provisions of this Section 11, such Stock Units shall be settled within thirty (30) days after the date that is six (6) months following the Participant’s termination of employment. To the extent subject to Section 409A of the Code, settlement of the Stock Units may only be made in a manner and upon an event permitted by Section 409A of the Code, and each settlement of the Stock Units shall be treated as a separate payment, and the right to a series of installment payments under the Stock Units shall be treated as a right to a series of separate payments. In no event shall the Participant, directly or indirectly, designate the calendar year of payment. The Company may change or modify the terms of this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. Notwithstanding the previous sentence, the Company may also amend the Plan or this Agreement or revoke the Stock Units to the extent permitted by the Plan.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

LEAP THERAPEUTICS, INC.

Name:
Title:

I hereby accept the award of Stock Units described in this Agreement, and I agree to be bound by the terms of this Agreement and the incorporated provisions of the Plan. I hereby agree that all decisions and determinations of the Committee with respect to the Stock Units shall be final and binding.

Date	Participant